                                                                   EXHIBIT 10.17

                               ARTICLES OF MERGER
                                     BETWEEN
                           XRG ACQUSITION SUB II, INC.
                            (A TENNESSEE CORPORATION)
                                       AND
                                    RSV, INC.
                            (A TENNESSEE CORPORATION)

         Pursuant to Section 48-21-107 and 48-21-109 of the Tennessee Business Corporation Act, XRG Acquisition Sub II, Inc., a Tennessee corporation ("Sub") and RSV, Inc., a Tennessee corporation (the "Company"), hereby adopt the following Articles of Merger:

         1. The attached Plan of Merger between Sub and the Company, which is incorporated hereby by reference, has been approved and adopted by each of the corporations in accordance with the provisions of Sections 48-21-104, 48-21-107, and 48-21-109 of the Tennessee Business Corporation Act provisions of the Florida Business Corporation Act.

         2. The Plan of Merger was adopted by the Board of Directors of Sub on April ___, 2004 and duly approved by the affirmative vote of the required percentage of all of the votes entitled to be cast by the shareholders of Sub on April ___, 2004, in accordance with the laws of the State of Tennessee; was duly approved by the Board of Directors of the Company on April ___, 2004, and was duly approved on April ___, 2004, by a majority of all of the vote entitled to be cast on the Plan of Merger by the shareholders of the Company entitled to vote thereon in accordance with the laws of the State of Tennessee.

         3. The Plan of Merger and the performance of the transactions contemplated thereby were duly authorized by all action required by the laws of Tennessee and by the Company's Articles of Incorporation.

         4. The Plan of Merger shall be effective upon filing of these Articles of Merger with the Secretary of state of the State of Tennessee.

         5. On the date of filing of these Articles of Merger, the Sub shall cease to exist as a separate corporation.

         IN WITNESS WHEREOF, each of the undersigned corporations has duly caused these Articles of Merger to be executed by their respective duly authorized officers as of this ___ day of April, 2004.

                                    XRG ACQUISITION SUB II, INC.

                                    By: _______________________________________
                                    Title:  ____________________________________

                                    RSV, INC.

                                    By:  _______________________________________
                                    Title:  ____________________________________

                                 PLAN OF MERGER

         1.       NAMES OF MERGING CORPORATIONS

         XRG Acquisition Sub II, Inc. ("Sub"), a Tennessee corporation, a wholly subsidiary of XRG, Inc. ("XRG"), a Delaware corporation, shall be merged with and into RSV, Inc. ("RSV"), a Tennessee corporation.

         2.       TERMS AND CONDITIONS OF THE PROPOSED MERGER

                  2.1      THE MERGER

                  The merger of Sub into RSV (the "Merger") shall occur at the Effective Time, as defined below, at which time the separate existence of Sub shall cease. RSV shall be the surviving corporation (the "Surviving Corporation") and its corporate existence, with all of its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger. (Sub and RSV are hereinafter sometimes collectively referred to as the "Constituent Corporations.")

                  2.2      THE SURVIVING CORPORATION

                           The Surviving Corporation, without any further act or
deed, shall (a) have the purposes and possess all the rights, privileges, immunities, powers, franchises and authority, both public and private, and be subject to all the restrictions, disabilities, duties and liabilities of the Constituent Corporations, and neither the rights of creditors nor any liens upon the property of either the Constituent Corporations shall be impaired by the Merger; (b) be vested with all the assets and property, whether real, personal or mixed, and every interest therein, wherever located, belonging to each of the Constituent Corporations; and (c) be liable for all of the obligations and liabilities of each Constituent Corporation existing immediately prior to the Effective Time. The title to any real estate or any interest therein vested in either of the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger.

                  2.3      ARTICLES OF INCORPORATION

                           The Articles of Incorporation of RSV as in effect
immediately prior to the Effective Time, as so amended, shall be the Articles of Incorporation of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with the Tennessee Business Corporation Act ("TBCA").

                  2.4      BY-LAWS

                           The By-Laws of RSV as in effect immediately prior to
the Effective Time shall be the By-Laws of the Surviving Corporation until such shall thereafter be altered, amended or repealed in the manner provided for in such By-Laws and in accordance with TBCA.

                  2.5      DIRECTORS AND OFFICERS

                           The Board of Directors of the Surviving Corporation
shall consist of Kevin Brennan, and the officers of the Surviving Corporation shall be as follows:

                  OFFICES                       HOLDER

                  Chairman and                  Kevin Brennan
                  President and Secretary       c/o XRG, Inc.
                                                5301 Cypress Street, Suite 111
                                                Tampa, FL 33607

                  Treasurer and                 Richard Venable
                  Vice President                3267 Est Stone Drive
                                                Kings Point, TN 37660

until their successors are elected and qualified.

         3.       MANNER AND BASIS OF CONVERTING SHARES

                  3.1      ACQUISITION SUB CAPITAL STOCK

                           Each share of Common Stock of Sub issued and
outstanding immediately prior to the Effective Date shall become one share of Common Stock of the Surviving Corporation.

                  3.2      MTSI CAPITAL STOCK

                           Upon Effective Time, each outstanding share of RSV
("RSV Common Stock") (other than shares as to which dissenter's rights have been perfected and not withdrawn or otherwise forfeited under applicable provisions of the TBCA) shall by virtue of the merger and without any further action on the part of RSV, Sub or XRG, or the shareholders thereof, be converted into the right to receive on a pro rata basis the Merger Consideration consisting of cash and XRG Common Stock as more fully described in the Merger Agreement and Amendment thereto.

         4.       EFFECTIVE TIME OF THE MERGER

                           The Merger shall be come effective at the time of the
filing of the Articles of Merger (the "Effective Time").